Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM S-1

(Form Type)

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities*

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share(2)	457(c)	193,385,001	$10.32	(3)	$1,995,733,210.32	0.0001091	$217,734.49
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share(4)	457(c)	19,901,731	$2.86	(5)	$56,918,950.66	0.0000927	$5,276.39
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share(6)	457(g)	23,253,699	$11.50	(7)	$267,417,538.50	0.0001091	$29,175.25
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share(8)	457(g)	41,188,547	$1.45	(9)	$59,723,393.15	0.0001091	$6,515.82
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share(10)	457(g)	23,835,557	$2.2865	(11)	$54,500,001.01	0.0001091	$5,945.95
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share(12)	457(g)	3,896,784	$5.00	(13)	$19,483,920	0.0001091	$2,125.70
Fees Previously Paid	Equity	Warrants to purchase Class A Common Stock(14)	457(g)	276,131	—		—	—	—	(15)
									$266,773.60

Total Offering Amounts									$266,773.60
Total Fees Previously Paid									$312,045.49
Total Fee Offsets									—
Net Fee Due									—

*	Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Faraday Future Intelligent Electric Inc.’s Registration Statement on Form S-1 to which this exhibit relates.

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Consists of shares of Class A Common Stock registered for resale by the selling securityholders named in this registration statement other than the Founding Future Creditor Trust.
(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $10.32, which is the average of the high and low prices of the Class A Common Stock on August 18, 2021 on The Nasdaq Stock Market.
(4)	Consists of shares of Class A Common Stock registered for resale by the Founding Future Creditor Trust.
(5)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.86, which is the average of the high and low prices of the Class A Common Stock on June 8, 2022 on The Nasdaq Stock Market.
(6)	Consists of (i) 22,977,568 shares of Class A Common Stock issuable upon exercise of the Public Warrants and (ii) 276,131 shares of Class A Common Stock issuable upon exercise of the Private Warrants.
(7)	Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed exercise price of $11.50 per share of the Class A Common Stock issuable upon exercise of the Public Warrants and Private Warrants.
(8)	Consists of (i) 24,244,894 shares of Class A Common Stock issuable upon conversion of the ATW NPA Notes and (ii) 16,943,653 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants.
(9)	Calculated pursuant to Rule 457(g) under the Securities Act based on (x) the exercise price of the ATW NPA Warrants, which is equal to the lower of (x) $2.2865 and (y) the conversion price of the ATW NPA Notes (based on 92% of the lowest daily volume weighted average price per share during the seven (7) trading days prior to conversion date, and subject to certain adjustments, which is calculated to be $1.45 as of August 29, 2022).
(10)	Consists of 23,835,557 shares of Class A Common Stock issuable upon conversion of the SPA Notes.
(11)	Calculated pursuant to Rule 457(g) under the Securities Act based on the conversion price equal to $2.2865.
(12)	Consists of 3,896,784 shares of Class A Common Stock issuable upon exercise of the SPA Warrants.
(13)	Calculated pursuant to Rule 457(g) under the Securities Act based on an exercise price of $5.00 per share.
(14)	Represents the resale of 276,131 Private Warrants to purchase shares of Class A Common Stock, which represent warrants to acquire 276,131 shares of Class A Common Stock.
(15)	In accordance with Rule 457(g), no separate registration fee is required with respect to the Private Warrants.